Exhibit 99.1

Agrify Announces Appointment of Peter Shapiro and Sanjay Tolia to Board of Directors

Richard Drexler Departs from Board

TROY, Mich., February 5, 2025 (GLOBE NEWSWIRE) – Agrify Corporation (Nasdaq:  AGFY) (“Agrify” or the “Company”), a leading provider of branded innovative solutions for the cannabis and hemp industries, today announced that Peter Shapiro and Sanjay Tolia have been appointed to its Board of Directors, effective January 31, 2025. The Company also announced Richard Drexler’s departure from the Board, also effective January 31, 2025.

“We are excited to welcome Peter and Sanjay to our Board of Directors at this critical time for our industry,” said Agrify Chairman and Interim CEO Ben Kovler. “Their expertise and vision align with our commitment to shaping the future of THC consumption in America. As we continue to elevate the experience for the modern consumer by prioritizing well-being, we look forward to the impact Peter and Sanjay will have as we expand access, drive education, and set new standards for quality and wellness.”

Peter Shapiro is an independent music entrepreneur with an eclectic career producing numerous acclaimed and groundbreaking projects. Throughout his career, Shapiro has owned and/or operated numerous celebrated music venues including Brooklyn Bowl, The Capitol Theatre, Wetlands Preserve and most recently, the Bearsville Theater, hosting some of the biggest names in music and producing countless celebrated shows and festivals. Shapiro has repeatedly been named to Billboard’s Power 100 List of “Most Influential People in the Music Business.” In addition to his list of current prominent positions including publisher of Relix magazine and founder and CEO of live music and media company, Dayglo Presents, Shapiro sits on the boards of several civic and charitable organizations, including New York Public Radio, New York City Parks Foundation, youth voter engagement non-profit, Headcount, and was a longtime member of the board of directors of the Rock and Roll Hall of Fame Museum in Cleveland.

“This is an incredibly exciting time for Agrify, as we’re at a pivotal moment in culture with consumers moving toward alcohol alternatives while attending live event experiences,” said Peter Shapiro. “I’m honored that Ben asked me to join the board, and I look forward to helping unlock new opportunities for the company and its brands during this exciting moment.”

Sanjay Tolia is the co-founder of structured note and derivatives provider Marine Layer Advisors and a co-founder and managing director of Bengal Capital, a top equity derivatives hedge fund that has been immersed in the cannabis industry for over a decade. An established entrepreneur with an institutional finance background and solid track record of taking companies public, Tolia began his career at several prominent Chicago-based funds before creating Bengal Capital in 2006. Twelve years later, he founded a leading private equity fund focused on the frontier markets of health and wellness, where he helped manage several industry leading brands and products in the nascent wellness space. He holds a degree in Economics from the University of Michigan Ann Arbor.

“I’ve always been passionate about building companies and connecting threads, and joining Agrify’s board is a fantastic opportunity to help define the next evolution in the THC beverage space,” said Sanjay Tolia. “Ben and the team have accomplished some impressive milestones in a very short time, and I hope to build on that momentum, and continue to explore the tremendous potential of the company and its brands to drive shareholder value.”

About Agrify (Nasdaq: AGFY)

Agrify Corporation (“Agrify” or the “Company”) is a developer of branded innovative solutions for the cannabis and hemp industries. Its Señorita brand offers consumers hemp-derived THC beverages that mirror well-known cocktails like a margarita – in two flavors – classic and mango. Known for its clean, fresh flavors and commitment to high-quality, natural ingredients, Señorita offers a low-sugar, low-calorie alternative to alcoholic beverages and is available at top retailers including Total Wine, ABC Fine Wine & Spirits, and Binny’s in nine U.S. states and Canada, with plans for expansion and future availability in premier on-premises destinations. Products are also available for direct-to-consumer purchase where permissible under state law at www.senoritadrinks.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, potential growth opportunities and plans for expansion, and potential trends in the hemp-derived beverage market. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Contact

Agrify Investor Relations
IR@agrify.com
(857) 256-8110